Registration No. 333-_____

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ___________________________

                              JOHNSON OUTDOORS INC.
             (Exact name of registrant as specified in its charter)

         Wisconsin                                39-2019963
         ---------                                ----------
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)             Identification No.)

                 555 Main Street
                Racine, Wisconsin                      53403
                -----------------                      -----
    (Address of principal executive offices)         (Zip Code)

            Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan
                            (Full title of the plan)
                           ___________________________

                            Helen P. Johnson-Leipold
                      Chairman and Chief Executive Officer
                              Johnson Outdoors Inc.
                                 555 Main Street
                             Racine, Wisconsin 53403
                                 (262) 631-6600
 (Name, address and telephone number, including area code, of agent for service)
                           ___________________________


                         CALCULATION OF REGISTRATION FEE

         Title of                  Amount            Proposed Maximum       Proposed Maximum
     Securities to be               to be             Offering Price       Aggregate Offering          Amount of
        Registered               Registered             Per Share                 Price            Registration Fee
---------------------------- -------------------- ----------------------- ---------------------- ----------------------
Class A Common Stock, $.05     600,000 shares            $13.97*               $8,382,000*              $678.10
par value
---------------------------- -------------------- ----------------------- ---------------------- ----------------------

* Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for the purposes of calculating the registration fee based on the average of the high and low prices of the Class A Common Stock as reported by the Nasdaq National Market on July 18, 2003.

                          ___________________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement on Form S-8 (this "Registration Statement").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

     The following documents filed by Johnson Outdoors Inc., a Wisconsin corporation (the "Company"), with the Commission are hereby incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2002, filed December 26, 2002.

     2. All other reports filed since September 27, 2002 by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including (a) the Company's Current Report on Form 8-K dated July 24, 2003, filed July 24, 2003; (b) the Company's Current Report on Form 8-K dated July 17, 2003, filed July 18, 2003; (c) the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 2003, filed May 12, 2003;
(d) the Company's Current Report on Form 8-K dated April 24, 2003, filed April 24, 2003; and (e) the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 2002, filed February 10, 2003.

     3. The description of the Company's Class A Common Stock, par value $0.05 per share, contained in Item 1 of the Company's Registration Statement on Form 8-A, filed September 25 1987 with the Commission, and any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

     The Company has incorporated by reference into this Registration Statement its consolidated financial statements for the year ended September 28, 2001 (the "2001 Financial Statements") in reliance on the report of Arthur Andersen LLP ("Andersen"), independent public accountants, respecting the 2001 Financial Statements, which was given on the authority of Andersen as experts in auditing and accounting. Andersen has not consented to the inclusion of their report in this Registration Statement, and the Company has dispensed with the requirement to file Andersen's consent in reliance on Rule 437a under the Securities Act of 1933, as amended (the "Securities Act"). Andersen's failure to deliver its consent may limit recovery by purchasers of securities under this Registration Statement on certain claims. In particular, and without limitation, Andersen's failure to deliver its consent limits the ability of a purchaser of securities under this Registration Statement to sue Andersen under Section 11(a)(4) of the Securities Act for any untrue statements of a material fact contained in the 2001 Financial Statements or any omissions of a material fact required to be stated in the 2001 Financial Statements.

Item 4. Description of Securities.
        --------------------------

     Not applicable.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

     Not applicable.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

     Pursuant to the Wisconsin Business Corporation Law and the Company's Bylaws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

     Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

     The indemnification provided by the Wisconsin Business Corporation Law and the Company's Bylaws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

     The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act.

Item 7. Exemption from Registration Claimed.
        ------------------------------------

     Not Applicable.

Item 8. Exhibits.
        ---------

     The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9. Undertakings.
        -------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on July 25, 2003.

                                   JOHNSON OUTDOORS INC.


                                   By:   /s/ Helen P. Johnson-Leipold
                                         ---------------------------------------
                                         Helen P. Johnson-Leipold
                                         Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
                                          Chairman and Chief Executive Officer
                                                      and Director
/s/ Helen P. Johnson-Leipold                  (Principal Executive Officer)                 July 25, 2003
-------------------------------------
Helen P. Johnson-Leipold

                                             Vice Chairman of the Board and
         *                                              Director                                   *
-------------------------------------
Thomas F. Pyle, Jr.

                                                        Director
         *                                                                                         *
-------------------------------------
Samuel C. Johnson

                                                        Director
         *                                                                                         *
-------------------------------------
Gregory E. Lawton

                                                        Director
         *                                                                                         *
-------------------------------------
Terry E. London

                                                        Director
         *                                                                                         *
-------------------------------------
John M. Fahey, Jr.

/s/ Paul A. Lehmann                     Vice President and Chief Financial Officer
-------------------------------------  (Principal Financial and Accounting Officer)          July 25, 2003
Paul A. Lehmann


*By:    /s/ Helen P. Johnson-Leipold
        ------------------------------------------
        Helen P. Johnson-Leipold, Attorney-in-fact
        Affixed as of July 25, 2003

                                  EXHIBIT INDEX

Exhibit No.                Exhibit
-----------                -------

(4) Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan (filed as Exhibit 10.16 to the Company's Form 10-Q for the quarter ended March 31, 2000 and incorporated herein by reference.)

(5)            Opinion of Foley & Lardner.

(23.1)         Consent of KPMG LLP.

(23.2)         Note Regarding Consent of Arthur Andersen LLP

(23.3)         Consent of Ernst & Young LLP.

(23.4)         Consent of Foley & Lardner (contained in Exhibit (5) hereto).

(24)           Powers of Attorney.


                                      E-1